UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): May 15, 2000


                              CITY HOLDING COMPANY
             (Exact name of registrant as specified in its charter)


         West Virginia                   0-17733                55-0619957
         -------------                   -------                ----------
(State or other jurisdiction of   (Commission File No.)       (IRS Employer
 incorporation or organization)                           Identification Number)


                                25 Gatewater Road
                        Charleston, West Virginia, 25313
                    (Address of principal executive officers)


                                 (304) 769-1100
              (Registrant's telephone number, including area code)


                                 Not applicable
              (Former name, former address and former fiscal year,
                         if changed since last report)

     Item 5.  Other Events

     Attached hereto as Exhibit 99 is a news release issued on May 15, 2000, by City Holding Company ("the Company") announcing its second quarter 2000 dividend of eight cents per share payable on June 15, 2000 to shareholders of record as of June 1, 2000. The announced dividend represents a decrease of 60% from 1999 cash dividends on an annualized basis. The Company's Board of Directors determined to reduce the quarterly dividend in recognition of the expenses associated with the $6 million addition to the allowance for loan losses
(reflected in the restatement of 1999 earnings), coupled with a decline in earnings in the first quarter experienced by the Company's various business segments.

     Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

                  (a) Financial Statements                 None
                  (b) Pro Forma Financial Information      None
                  (c) Exhibits
                           99                              News Release issued
                                                           on May 15, 2000

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           CITY HOLDING COMPANY


Date: May 17, 2000
                                           By: /s/ Michael D. Dean
                                           ----------------------------------
                                           Michael D. Dean
                                           Senior Vice President - Finance,
                                           Chief Accounting Officer and
                                           Duly Authorized Officer